EXHIBIT 99.1

PRESS RELEASE
Fidelity National Financial, Inc. Announces the Closing of the Ceridian Acquisition
Jacksonville, Fla. — (November 9, 2007) — Fidelity National Financial, Inc. (NYSE:FNF), a leading provider of title insurance, specialty insurance and claims management services today announced, along with its partner Thomas H. Lee Partners, the completion of the acquisition of Ceridian Corporation (NYSE:CEN) for approximately $5.3 billion. FNF contributed approximately $525 million of the total $1.6 billion equity funding for the acquisition, resulting in a 33% ownership stake for FNF in Ceridian. The majority of FNF’s equity contribution was funded through a borrowing under its existing bank credit facility.

Ceridian is a leading information services company in the human resource, retail and transportation markets. It is one of the top human resources outsourcing companies in the United States, Canada and the United Kingdom, offering a broad range of human resource services including payroll processing, tax filing, benefits administration, work-life and employee advisory programs, and other human resource related services. These human resource solutions range from transaction based services to Human Resource Outsourcing (HRO) in which Ceridian takes over responsibility for the customer’s human resource management processes. Ceridian is also a major payment processor and issuer of credit cards, debit cards and stored value cards, primarily for the transportation and retail industries in the United States, through its Comdata subsidiary. Comdata’s service offerings include BusinessLink, a combination debit and credit card designed to provide businesses with control over payments to and expenditures made by their employees, along with the reporting they need to track the performance of their operations. Comdata also offers retailers cash cards that are used for gifts, merchandise returns, promotions and loyalty programs through its Stored Value Solutions (SVS) unit.
“We are very excited about the acquisition of Ceridian,” said FNF Chairman and Chief Executive Officer William P. Foley, II. “Ceridian provides FNF with a company that has leading market positions in large, growing markets, long-term customer relationships, recurring revenue, strong cash flow and a significant margin expansion opportunity. We look forward to the opportunity it provides for us to continue to create significant long-term value for FNF shareholders.”

Fidelity National Financial, Inc. (NYSE:FNF), is a leading provider of title insurance, specialty insurance and claims management services. FNF is one of the nation’s largest title insurance companies through its title insurance underwriters — Fidelity National Title, Chicago Title, Ticor Title, Security Union Title and Alamo Title — that issue approximately 28 percent of all title insurance policies in the United States. FNF also provides flood insurance, personal lines insurance and home warranty insurance through its specialty insurance business. FNF also is a leading provider of outsourced claims management services to large corporate and public sector entities through its minority-owned subsidiary, Sedgwick CMS. More information about FNF can be found at www.fnf.com.

This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future economic performance and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, including changes in the financial markets; adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding or a weak U. S. economy; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; our dependence on operating subsidiaries as a source of cash flow; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-K and other filings with the Securities and Exchange Commission.

Forward-looking statements about Ceridian are additionally subject to factors described in its filings with the Securities and Exchange Commission, including: its ability to improve operating margins will depend on the degree to which and the speed with which it is able to make investments in its business to improve its business performance, make investments to improve the performance of its technology, and reduce operating costs; any breach of its information technology security or loss of customer data could adversely affect its business; in the event of a catastrophic occurrence, its ability to protect client data and maintain operations may be impaired; the failure of its Human Resources Solutions business to comply with applicable laws could result in substantial taxes, penalties and liabilities that could adversely affect its business; and its success is dependent on the retention and acquisition of talented people and the skills and abilities of its management team and key personnel.

SOURCE: Fidelity National Financial, Inc. CONTACT: Daniel Kennedy Murphy, Senior Vice President, Finance and Investor Relations 904-854-8120, dkmurphy@fnf.com